UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2017 (February 28, 2017)

GLOBAL MEDICAL REIT INC.

(Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4800 Montgomery Lane, Suite 450 Bethesda, MD 20814
	(Address of Principal Executive Offices) (Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers.

Equity Awards

On March 6, 2017, Global Medial REIT Inc. (the “Company”)  filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K  (the “Original Form 8-K”), in connection with the grant of 2017 Annual Performance-Based Long-Term Incentive Plan (“LTIP”) Awards (the “Annual Awards”) and Long-Term Performance-Based Incentive LTIP Awards (the “Long-Term Awards”) to the executive officers of the Company and other employees of the external advisor of the Company who perform services for the Company. The Annual Awards and Long-Term Awards were granted pursuant to the Company’s 2016 Equity Incentive Plan.

In the Original Form 8-K, the number of target LTIP units comprising each Annual Award was calculated using the incorrect closing price of the Company’s common stock as reported on the New York Stock Exchange ($8.80 per share was used instead of the correct amount of $8.40 per share). This Current Report on Form 8-K/A amends Item 5.02 of the Original Form 8-K to correct the number of target LTIP units comprising each Annual Award. Other than the corrected number of target LTIP units comprising each Annual Award as reflected in the table below, the information in the Original Form 8-K was accurate. This Form 8-K/A should be read in conjunction with the Original Form 8-K. The corrected Annual Awards granted to the Company’s executive officers are presented below.

Name	Title	2017 Annual Award Target	Number of Target Annual Award Units(1)
Jeffrey Busch	Chairman of the Board & President	$110,000	13,095
David Young	CEO	$100,000	11,904
Donald McClure	CFO	$77,500	9,226
Conn Flanigan	General Counsel	$50,000	5,952
Alfonzo Leon	CIO	$92,500	11,011
Allen Webb	SVP, SEC Reporting and Technical Accounting	$90,000	10,714
Danica Holley	COO	$80,000	9,523

(1)	The number of target LTIP units comprising each Annual Award is based on the closing price of the Company common stock reported on the New York Stock Exchange on the date of grant (February 28, 2017) of $8.40 price per share, rounded to the next whole LTIP unit in order to eliminate fractional units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MEDICAL REIT INC.

By:	/s/ Conn Flanigan
Conn Flanigan
Secretary and General Counsel

Dated: March 28, 2017

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